      As filed with the Securities and Exchange Commission on April 1,
1994
                                  Registration No. 33-

======================================================

          SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549
             -----------------------------

                       FORM S-3

                REGISTRATION STATEMENT
                         UNDER
              THE SECURITIES ACT OF 1933


                     ANACOMP, INC.
  (Exact name of registrant as specified in its charter)

             Indiana                      35-1144230
   (State or other jurisdiction of     (I.R.S. employer
   incorporation or organization)    identification number)

              11550 North Meridian Street
                    P.O. Box 40888
              Indianapolis, Indiana 46240
                    (317) 844-9666

  (Address, including zip code, and telephone number,
    including area code, of registrant's principal
                  executive offices)

                 Michael C. Ryan, Esq.
             Cadwalader, Wickersham & Taft
                    100 Maiden Lane
               New York, New York 10038
                    (212) 504-6000

 (Name, Address, including zip code, and telephone number, including area code, of agent for service)

              -----------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO
THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market considerations.

          If the only securities being registered on this Form
are being offered pursuant to dividend or interest reinvestment
plans, please check the following box. [   ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the followingbox. [ X ]

               CALCULATION OF REGISTRATION FEE

                                  Proposed          Proposed
Title of Each Class   Amount      Maximum           Maximum
Of Securities To      To Be     Offering Price      Aggregate     Amount of
Be Registered       Registered   Per Share (1)      Offering    Registration
                                                    Price(1)        Fee
- ------------------------------------------------------------------------------

Common Shares,  3,101,468 shares(2) $4.125          $12,793,555.50   $4,411.60
par value$.01
per share
- ------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933 based on the average of the high low prices on March 29, 1994.

(2) This Registration Statement includes 1,973,325 Shares issued on January 3, 1994 and up to an additional 1,128,143 Shares that might be issued on January 3, 1996 in connection with the acquisition by Anacomp, Inc. of all of the outstanding Shares of National Business Systems, Inc.


PROSPECTUS

                          ANACOMP, INC.

                1,973,325 Shares of Common Stock

          This Prospectus relates to the public offering by the selling shareholders (the "Selling Shareholders") of 1,973,325 shares of common stock, par value $.01 per share ("Common Shares"), of Anacomp, Inc. ("Anacomp" or the "Company"). (The Common Shares offered hereby are sometimes hereinafter collectively referred to as the "Shares"). The Common Shares offered hereby were issued by the Company on January 3, 1994 in connection with the acquisition by the Company of all of the outstanding shares of National Business Systems, Inc.
          The Company will not receive any proceeds from this offering. The aggregate proceeds to the Selling Shareholders from the sale of Shares will be the purchase price of the Shares sold less the aggregate agents' commissions and underwriters' discounts, if any. The Company by agreement will pay all of the other expenses of the offering which are estimated to be approximately $15,661.60.

          The Company has been advised by the Selling Shareholders that the Shares may be offered and sold from time to time, by or on behalf of the Selling Shareholders, in or through transactions on the New York Stock Exchange or Chicago Stock Exchange, or any other exchange on which the Company is registered, in the over-the-counter market, in other permitted public sales, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices; and in connection therewith, commissions may be paid to brokers. Brokers participating in such transactions may act as agents for the Selling Shareholders. The Selling Shareholders and any brokers participating in this offering, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of Shares purchased by them may be deemed to be underwriting discounts and commissions pursuant to the Securities Act. See "Plan of Distribution."

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
      STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
       OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
             TO THE CONTRARY IS A CRIMINAL OFFENSE.



          The Common  Shares are  traded on  the New  York  Stock
Exchange and  Chicago Stock  Exchange under  the symbol  AAC.  On
March 29, 1994, the closing price was $4.00 per share.

                      AVAILABLE INFORMATION

          Anacomp is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Room 1300, 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

          This Prospectus constitutes a part of a registration statement on Form S-3 filed by the Company with the Commission under the Securities Act, with respect to the Shares offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits filed as a part thereof and otherwise incorporated therein for further information with respect to the Company and the Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of each document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits may be inspected without charge at the offices of the Commission or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.


         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 and the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1993, both on file with the Commission, are hereby incorporated in this Prospectus by reference and made a part hereof. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares hereunder shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide, without charge to each person to whom this Prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of the documents incorporated by reference herein, other than exhibits to such documents not specifically incorporated by reference. Such requests should be directed to Corporate Communications, Anacomp, Inc., 11550 North Meridian Street, P.O. Box 40888, Indianapolis, Indiana 46240, telephone number (317) 844-9666.

                           THE COMPANY

          Anacomp is a leading information management company which provides micrographics and other image management services and products to a broad range of customers worldwide. The Company is the largest micrographics company in the world, with fiscal 1993 revenues of $590.2 million and operating income (continuing operations income before interest, other income, taxes and extraordinary credit) of $88.6 million. Approximately 30% of the Company's revenues are derived from its international operations.

          Micrographics is the conversion of information stored on paper or in electronic form to microfilm or microfiche. Anacomp's micrographics business relates primarily to Computer Output Microfilm ("COM"), a process for transferring large volumes of information created by data processing directly from electronic form to microfilm. Microfilm is a cost-effective alternative to the use of paper or electronic files as a means of information storage and retrieval.

          The Company offers a complete line of micrographics services and products including: (i) COM processing services provided to customers on an outsourcing contract basis, (ii) COM systems for users who perform their own data conversion to microfilm, (iii) maintenance services for COM and other micrographics equipment, (iv) source document microfilming services which is the photographing onto microfilm of paper documents, and (v) consumable supplies used by micrographics systems. Anacomp also sells computer tape and other magnetic media products.

          By providing a full range of services, the Company can customize its offerings of products and services to meet the specific needs of any customers. Once a customer purchases COM systems from Anacomp, the Company has the opportunity to provide maintenance service, as well as to sell supplies and additional compatible hardware. Anacomp estimates that each dollar of COM systems sales generates 36 cents of annual supply revenue and 14 cents of annual maintenance revenue.

          The Company was incorporated under the laws of the State of Indiana in 1968. The Company's principal executive offices are located at 11550 North Meridian Street, Post Office Box 40888, Indianapolis, Indiana 46240 and its telephone number is (317) 844-9666.
                  DESCRIPTION OF CAPITAL STOCK
          The Company is authorized to issue 100,000,000 Common Shares of which 42,977,680 were outstanding as of March 7, 1994. The Company may also issue 1,000,000 preferred shares, of which 500,000 8.25% Cumulative Convertible Redeemable Exchangeable Preferred Stock with a preference value of $50 per share and convertible into Anacomp common stock at a conversion price of $7.50 ("Preferred Shares") were issued and outstanding as of March 7, 1994. The Company's Board of Directors, subject to its senior loan documents but without further shareholder approval, thus may issue five hundred thousand preferred shares with such relative rights, designations, preferences and limitations or restrictions as may be established by the Board of Directors in its discretion prior to the issuance thereof, including, without limitation, dividend rights, conversion rights, voting rights, liquidation preferences, redemption rights, division into series, sinking fund provisions and similar matters, subject to the rights of the holders of the Preferred Shares. Accordingly, the Board of Directors may create and issue other series of preferred shares with rights and preferences that are superior to those of the Common Shares and, with the consent of the holders of a majority of the Preferred Shares, on a parity with or superior to those of the Preferred Shares. Holders of Common Shares are not entitled to any preemptive rights.

DIVIDEND RIGHTS

          Subject to the rights of the holders of any issued and outstanding preferred shares of the Company, the holders of Common Shares shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions or other acquisitions of Common Shares of the Company), if any, as are declared and paid from time to time on the Common Shares at the discretion of the Board of Directors.
Subject to the terms of its senior loan documents, the Board of Directors may declare and pay dividends or other distributions upon the issued and outstanding shares of the Company (whether common or preferred), subject to the limitation that a dividend or other distribution may not be made if, after giving it effect, the Company would not be able to pay its debts as they become due in the usual course of business or the Company's total assets would be less than its total liabilities.

VOTING RIGHTS

          Record holders of outstanding Common Shares are entitled to one vote for each share, in person or by proxy, on all matters voted on by shareholders. Cumulative voting is not permitted; therefore, a minority shareholder may be less able to gain representation on the Board of Directors. The Restated Articles of Incorporation provide that any action to be taken by shareholders must be taken at a duly called annual or general meeting. Special meetings may be called at any time by the Board of Directors or the Chairman of the Board.

LIQUIDATION RIGHTS
          In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, after payment shall have been made to the holders of the preferred shares of the full amount to which they shall be entitled, the holders of Common Shares shall be entitled, to the exclusion of the holders of the preferred shares of any and all series, to share, ratably according to the number of Common Shares held by them, in all remaining assets of the Company available for distribution to its shareholders.

BOARD OF DIRECTORS

          The Bylaws  of the  Company provide  that the  Board of
Directors shall consist of at least 6 and no more than 12 Directors, the exact number to be fixed from time to time at the discretion of the Board of Directors. Seven Directors currently compose the Board of Directors. Each Director serves for a term of one year, and Directors may be removed only for good cause by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of Directors. Under the Company's Restated Articles of Incorporation, whenever there are 9 or more Directors, the Bylaws may provide for staggering the terms of the Directors by dividing the total number of Directors into 2 or 3 equal (or as nearly equal as possible) groups whose terms of office expire at different times.

ANTI-TAKEOVER PROVISIONS

          On February 4, 1990, the Board of Directors of Anacomp declared a dividend distribution of one Right for each Common
Share of the Company to shareholders of record on March 26, 1990.

          Each Right initially entitles the registered holder thereof to purchase from the Company one-tenth of a Common Share at an exercise price of $3.20 subject to adjustment. The Rights will be exercisable only if a person or group acquires beneficial ownership of 15% or more of Anacomp's Common Shares, or announces a tender or exchange offer upon consummation of which, such person or group would beneficially own 30% or more of the Company's Common Shares. If any person acquires 15% of Anacomp's Common Shares, the Rights would entitle shareholders (other than the 15% acquiror) to purchase, at $32 (as such price may be adjusted), a number of Anacomp's Common Shares which would have a market value of $64 (as such amount may be adjusted). In the event that Anacomp is acquired in a merger or other business combination, the Rights would entitle the shareholders (other than the acquiror) to purchase securities of the surviving company at a similar discount. Anacomp generally will be entitled to redeem the Rights at $.001 per Right at any time until the 10th day following the announcement that a 15% ownership position has been acquired.

          The Company also has the power to stagger the Board of Directors, which if implemented might have the effect of delaying a change in a majority of the directors. In addition, the Indiana Business Corporation Law, under which the Company is organized, contains provisions restricting the voting rights of persons who acquire "control shares" (unless certain conditions are met) without the approval of the Board of Directors and preventing "business combinations" between such unapproved acquirors and corporations (including the Company), which are subject to the statute.

TRANSFER AGENT

          The transfer agent and registrar for the Common Shares is Chemical Bank.


                      SELLING SHAREHOLDERS

          The following table sets forth information furnished by the Selling Shareholders as of March 24, 1994 with respect to the number of Common Shares owned by each Selling Shareholder on such date, the Shares offered hereby, and the number of outstanding Shares to be owned by each Selling Shareholder after the offering, assuming all of the Shares offered hereby are sold. Except as otherwise indicated, no Selling Shareholder has held any position, office, or had a material relationship with the Company within the past three years.

                      SELLING SHAREHOLDERS


                                Securities    Ownership
Selling         Ownership Prior  Being        After
Shareholder     to Offering     Offered       Offering


David P. Ihle     1,115,863      1,115,663     -200-

Roger Strauman      302,726        301,726    -1,000-

Archibald
 Elliot             141,988        141,988      -0-

Orland Koechler     127,788        127,788      -0-

David J. Abbas      120,690        120,690      -0-

Theodore P. Naegeli  75,395         75,395      -0-

James Knowlton       42,595         42,595      -0-

John F. Flanigan     33,438         33,280     -158-

Grace O. Olson        3,550          3,550      -0-

Joseph D. Ryan        3,550          3,550      -0-

Joseph M. Tafs        3,550          3,550      -0-

Darlene Gieseke       3,550          3,550      -0-

                      PLAN OF DISTRIBUTION

          The Company will not receive any proceeds from this offering. The sale of the Common Shares may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Shareholders) on the New York Stock Exchange or Chicago Stock Exchange, or any other exchange on which the Company is registered, in the over-the-counter market or in privately negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at market prices prevailing at the time of sale or at negotiated prices.

          The Common Shares may be sold from time to time to purchasers directly by any of the Selling Shareholders or through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Common Shares for whom they may act as agent. The Selling Shareholders and any such underwriters, dealers or agents that participate in the distribution of the Common Shares may be deemed to be underwriters, and any profit on the sale of the Common Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

          Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Common Shares may not simultaneously engage in market making activities with respect to such Common Shares for a period of two or nine business days, as applicable, prior to the commencement of such distribution. In addition to and without limiting the foregoing, each Selling Shareholder and any other person participating in the distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-2, 10b-6, and 10b-7, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Shareholders or any such person. All of the foregoing may affect the marketability of the Common Shares.


                          LEGAL MATTERS

          Certain matters relating to the validity of the Common Shares offered hereby were passed upon for the Company by Cadwalader, Wickersham & Taft in reliance on an opinion of Leagre & Barnes (attached as Exhibit A to the opinion of Cadwalader, Wickersham & Taft) with respect to certain matters governed by the laws of the State of Indiana.
                             EXPERTS
          The consolidated balance sheets of the Company and subsidiaries as of September 30, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended September 30, 1993, and the related financial statement schedules, incorporated in this Prospectus and the Registration Statement by reference to the Annual Report on Form 10-K for the fiscal year ended September 30, 1993, have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

- ----------------------------------

          No person is authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated by reference herein must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer of any securities other than the registered securities to which it relates or an offer to any person in any jurisdiction where such an offer would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                      _____________________


                        TABLE OF CONTENTS


                                       Page

Available Information                   2
Incorporation by Reference              2
The Company                             4
Description of Capital Stock            4
Selling Shareholders                    6
Plan of Distribution                    8
Legal Matters                           8
Experts                                 8
- ----------------------------------
- ----------------------------------


    1,973,325 Shares


      Anacomp, Inc.


      Common Stock


       __________
       PROSPECTUS



- ----------------------------------

                             PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          Estimated expenses relating to the distribution of the shares registered herein are set forth below. Such expenses will be paid by Anacomp.

Registration Fee under the Securities Act of 1933...$  4,411.60
Printing and Engraving Expenses.....................$    100.00
Accounting Fees and Expenses........................$  1,000.00
Legal Fees and Expenses.............................$ 10,000.00
Qualification Fee and Expenses
under State Blue Sky Laws...........................$    150.00

     Total...........................................$15,661.60

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Chapter 37 of the Indiana Business Corporation Law (the "Corporation Law") and the Restated Articles of Incorporation of the Company provide for or permit indemnification of directors and officers of the Company under certain circumstances. The indemnification provided is applicable to claims, actions, suits or proceedings whether arising from actions or omissions to act in the director's or officer's official capacity and as to action in any other capacity while holding such office.

          Article VIII, Section 5, of the Company's Restated Articles of Incorporation provides that directors are immune from liability for any action taken or failure to take any action to the fullest extent permitted by the Corporation Law and by general principles of corporate law. The Corporation Law requires that such action or failure to take action must constitute willful misconduct or recklessness for a director to be personally liable.

ITEM 16.  EXHIBITS

       5 Opinion of counsel regarding legality of Shares and issuance thereof

       23(a)        Consent of independent public accountants

       23(b)        Consent  of  counsel  (included  as  part  of
               exhibit 5)

       24 Power of Attorney of Directors (included as part of signature page)

ITEM 17.  UNDERTAKINGS.
          The undersigned registrant hereby undertakes:

          (1)  To file,  during any  period in  which  offers  or
sales  are   being  made,  a  post-effective  amendment  to  this
registration statement:

              (i)   To include any prospectus required by section
                    10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii)   To  include  any  material  information  with
                    respect  to  the  plan  of  distribution  not
                    previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on April 1, 1994.

                                   ANACOMP, INC.
                                   (Registrant)



                                   By: /s/ Louis P. Ferrero
                                        Louis P. Ferrero
                                        Chief Executive Officer,
                                        and Chairman of the Board

          We, the undersigned directors, executive officers and principal accounting officer of Anacomp, Inc., hereby severally constitute Jack R. O'Donnell as true and lawful attorney with full power to sign for us, and in our names in the capacities indicated below, any and all amendments to the registration statement filed with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said registration statement.

          Pursuant to  the requirements  of the Securities Act of
1933,  this   registration  statement  has  been  signed  by  the
following persons in the capacities indicated.

Dated:  April 1, 1994              By: /s/ Louis P. Ferrero
                                        Louis P. Ferrero
                                        Chief Executive Officer, and
                                        Chairman of the Board


Dated:  April 1, 1994              By: /s/ Jack R. O'Donnell
                                        Jack R. O'Donnell
                                        Executive Vice President,
                                        Treasurer
                                        and Chief Financial Officer


Dated:  April 1, 1994              By: /s/ Donald L. Viles
                                        Donald L. Viles
                                        Vice President and Controller




Dated:  April 1, 1994              By: /s/ J. Mark Woods
                                        J. Mark Woods
                                        President, Chief Operating Officer
                                        and Director


Dated:  April 1, 1994              By: /s/ Clark A. Johnson
                                        Clark A. Johnson
                                        Director


Dated:  April 1, 1994              By: /s/ Richard E. Neal
                                        Richard E. Neal
                                        Director


Dated:  April 1, 1994              By: /s/ Roger S. Palamara
                                        Roger S. Palamara
                                        Director


Dated:  April 1, 1994              By: /s/ Paul G. Roland
                                        Paul G. Roland
                                        Director


Dated:  April 1, 1994              By: /s/ Frederick W. Zuckerman
                                        Frederick W. Zuckerman
                                        Director

                          EXHIBIT INDEX

                                                  Page Number
Exhibit                                           in Sequentially
Number                   Exhibit                  Numbered Copy

5         Opinion of counsel regarding legality
          of Shares and issuance thereof

23(a)     Consent of independent public accountants